MMA Capital Management Announces Fourth Quarter and Full Year 2014 Financial Results, Business Update and Investor Conference Call

BALTIMORE, March 18, 2015 /PRNewswire/ -- MMA Capital Management, LLC (NASDAQ: MMAC) ("MMA" or "the Company") today reported financial results for the year ended December 31, 2014, including common shareholders' equity of $91.5 million, or $12.51 per common share on a fully diluted basis. The Company filed its Annual Report on Form 10-K for the year ended December 31, 2014 (the "2014 Annual Report") with the Securities and Exchange Commission ("SEC") today and will hold an investor call on March 20, 2015 at 8:30 a.m. ET.

The Company reported an increase in equity per share of $1.50 to $12.51 at December 31, 2014 from $11.01 at September 30, 2014 on a fully diluted basis and an increase to common shareholders' equity of $10.1 million for the fourth quarter of 2014 to $91.5 million at December 31, 2014 from $81.4 million at September 30, 2014. The vast majority of the Company's growth during the fourth quarter of 2014 was due to $7.3 million of net income recognized from a real estate equity investment made during the fourth quarter of 2014.

For the full year 2014, common shareholders' equity increased by $26.1 million, or $4.54 per share on a fully diluted basis. The majority of the Company's growth during 2014 was driven by net realized gains on real estate sales and unrealized gains recorded on the bond portfolio.

For the full year 2014, we had an operating cash outflow of $0.2 million. Furthermore, the Company generated $41.6 million of cash from investing activities primarily from real estate sales, and the Company used $78.6 million of cash in financing activities, largely to pay down debt.

Business Update

Michael Falcone, MMA's Chief Executive Officer, stated, "We are pleased with the growth in shareholders' equity during the quarter and year ended December 31, 2014. Across our US Operations, credit quality is stable and asset management and sales have generated significant value. In our International Operations, we closed earlier this week with an investor for roughly $30 million of new capital for our second multi-investor fund, with a possible $50 million of additional capital should we continue to grow the fund. In the fourth quarter we bought back 118,700 shares, and our Board has expanded and extended our buyback plan by another 300,000 shares. We will continue to repurchase shares at prices that we believe are competitive with other investment opportunities and, as such, the Board has approved purchases at prices up to $12.51, our GAAP fully diluted common equity per share at year-end. Although we are not completely satisfied with the pace of our investment, continued discipline has afforded us the opportunity to make isolated investments at favorable projected rates of return. During the fourth quarter we had two transactions that are good examples of such favorable investment opportunities. First, we provided a combined $30.3 million of financing to Morrison Grove Management that financed a management buyout of their existing LIHTC business and also financed the acquisition of substantially all of our LIHTC business. The financing was split into a $13.0 million, 10 year term loan at 12%, 8% of which is current pay, and bridge financing of $17.3 million at 10% that provided an opportunity to put some of our capital to work in the near term. In the second opportunity, we made an equity investment in a real estate joint venture for $8.8 million and recognized $7.3 million of net income associated with this investment during the fourth quarter. We continue to see both investment and business opportunities which we think will allow us to make prudent use of our cash and help us build and expand our existing business lines. Along this front, we are pleased with the traction gained by our newly formed MMA Energy Capital during the first quarter of this year.

With respect to our continued efforts to create value from our balance sheet, we sold substantially all of our LIHTC business to Morrison Grove Management for $15.9 million, while obtaining an option to purchase the combined Morrison Grove Management business, all of which was financed through seller financing, as described above. The transaction resulted in a potential book gain of $15.2 million which was not included in our fourth quarter financial results primarily because the Company retained its yield guarantee to the investors in the LIHTC funds. In addition, the transaction turned an asset management business with limited and unpredictable near-term cash flow into a loan investment with consistent cash flow. With respect to our subordinate debt, our interest-only pay rate is scheduled to increase shortly from the current 75 basis points to LIBOR plus 330 basis points. We are actively engaged in discussions with our lenders to reduce the interest rate going forward in exchange for providing principal amortization. We believe that these discussions may result in amended agreements which mutually benefit the Company and our lenders; however, we cannot make any assurances that any of the three series of loans will be restructured. We do not presently expect to retire any of this subordinated debt at a discount in the foreseeable future. We will continue to look at opportunities to create additional value from our balance sheet and, in the interim, continue to expect favorable conditions to purchase additional shares under our buyback program."

The Company also announced that Lisa Roberts, Chief Financial Officer, would be leaving the Company for personal reasons. Ms. Roberts will step down as Chief Financial Officer on August 31, 2015 and will then provide accounting and finance related consulting services through the filing of the Company's Annual Report for 2015 in March of 2016. Over the course of the next several months, the Company will evaluate alternatives for filling this role going forward. Mr. Falcone stated, "I think it's fair to say we are disappointed to lose Lisa at both a professional and a personal level, but we completely understand. She is leaving for the best of personal reasons and we absolutely wish her well."

Tax Reporting

As a reminder to our shareholders, the Company converted from a partnership to a taxable corporation during calendar year 2013. As a result, shareholders should not expect any tax forms for purposes of preparing their 2014 tax returns. Shareholders should consult their tax advisors should they have any additional questions.

Additional Financial Information

Additional financial information is reflected on Exhibits E and F and will be used during the Company's upcoming conference call. Exhibit E is a non-GAAP presentation that provides an Adjusted Balance Sheet showing on a deconsolidated basis the assets and liabilities that underlie the Company's reported common shareholders' equity at December 31, 2014 and 2013. Exhibit F is a non-GAAP presentation that provides an Adjusted Statement of Comprehensive Income that is a direct attribution of the Company's operating activities that are reported through the collection of the following line items within the Company's GAAP financial statements: Revenue from consolidated funds and ventures ("CFVs"); Expenses from CFVs; Net gains related to CFVs; Equity in losses from Lower Tier Property Partnerships ("LTPPs") of CFVs; Net losses due to deconsolidation of CFVs; Net losses (income) allocable to noncontrolling interests in CFVs and IHS, and Income from discontinued operations, net of tax.

These non-GAAP measures are used by management and are disclosed in addition to the 2014 Annual Report to provide investors a tool to more easily understand the Company's operating results and financial position. Exhibit B reconciles the non-GAAP historical presentation contained in Exhibit E to the Company's GAAP Consolidated Balance Sheets contained in Exhibit A as well as in the Company's 2014 Annual Report. Exhibit D reconciles the non-GAAP presentation contained in Exhibit F to the Company's Consolidated Statements of Operations contained in Exhibit C as well as in the Company's 2014 Annual Report.

Conference Call Information

The Company plans to host a conference call on Friday, March 20, 2015 at 8:30 a.m. ET to provide a business update and review financial results for the full year 2014. The conference call will be webcast. All interested parties are welcome to join the live webcast, which can be accessed through the Company's web site at www.mmacapitalmanagement.com, under Investor Relations. Participants may also join the conference call by dialing toll free 1-888-346-6987 or 1-412-902-4268 for international participants and 1-866-605-3851 for Canadian participants.

An archived replay of the event will be available one hour after the event through 9:00 a.m. on March 27, 2015, toll free at 1-877-344-7529, or 1-412-317-0088 for international participants and 1-855-669-9658 for Canadian participants (Passcode: 10062436).

Upon filing, the 2014 Annual Report will be posted to MMA Capital's web site at www.mmacapitalmanagement.com, under Investor Relations, and will be available at the SEC's web site at www.sec.gov.

Cautionary Statement Regarding Forward-Looking Statements

This Release contains forward-looking statements intended to qualify for the safe harbor contained in Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements often include words such as "may," "will," "should," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "seek," "would," "could," and similar words or are made in connection with discussions of future operating or financial performance.

Forward-looking statements reflect our management's expectations at the date of this Release regarding future conditions, events or results. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. Our actual results and financial condition may differ materially from what is anticipated in the forward-looking statements. There are many factors that could cause actual conditions, events or results to differ from those anticipated by the forward-looking statements contained in this Release. These factors include changes in market conditions that affect the willingness of potential investors or lenders to provide us with debt or equity, changes in market conditions that affect the value or marketability of assets we own, changes in market conditions or other factors that affect our access to cash that we may need to meet our commitments to other persons, changes in interest rates or other conditions that affect the value of mortgage loans we have made, changes in interest rates that affect our cost of funds, tax laws, environmental laws or other conditions that affect the value of the real estate underlying mortgage loans we own, and changes in tax laws or other things beyond our control that affect the tax benefits available to us and our investors. Readers are cautioned not to place undue reliance on forward-looking statements. We have not undertaken to update any forward-looking statements in this Release.

MMA: PERFORMANCE BUILT ON INTEGRITY, INNOVATION & SERVICE.

www.mmacapitalmanagement.com

EXHIBIT A
MMA Capital Management, LLC GAAP Consolidated Balance Sheets

(in thousands, except per share data)		December 31, 2014	December 31, 2013
	ASSETS
1	Cash and cash equivalents	$29,619	$66,794
2	Restricted cash	50,189	87,903
3	Bonds available-for-sale	222,899	195,332
4	Investments in Lower Tier Partnerships related to CFVs	231,204	286,007
5	SA Fund investments related to CFVs	−	158,325
6	Real estate held-for-use, net	18,417	120,576
7	Real estate held-for-sale, net	10,145	24,090
8	Investment in preferred stock	31,371	31,371
9	Other assets	77,848	44,960
10	Total assets	$671,692	$1,015,358
	LIABILITIES AND EQUITY
11	Debt	$293,489	$441,963
12	Adjusted accounts payable and accrued expenses	5,538	8,723
13	Unfunded equity commitments to Lower Tier Partnerships related to CFVs	9,597	13,461
14	Other liabilities	41,870	12,352
15	Total liabilities	$350,494	$476,499
	Equity:
16	Noncontrolling interests in CFVs and IHS	$229,714	$473,513
	Common shareholders' equity:
17	Common shares, no par value	35,032	28,687
18	Accumulated other comprehensive income	56,452	36,659
19	Total common shareholders' equity	91,484	65,346
20	Total equity	321,198	538,859
21	Total liabilities and equity	$671,692	$1,015,358
	Common shareholders' equity per share
22	Total common shareholders' equity	$91,484	$65,346
23	Common shares outstanding(1)	7,228	8,112
24	Common shareholders' equity per common share	$12.66	$8.06
	Fully diluted common shareholders' equity per share
25	Diluted common shareholders' equity(2)	$94,448	$67,046
26	Diluted common shares outstanding(3)	7,547	8,412
27	Fully diluted common shareholders' equity per common share	$12.51	$7.97

(1) Includes shares issued and outstanding as well as non-employee directors' and employee vested deferred shares.

(2) Excludes the Company's liability for options and deferred shares held by employees unless they are contingent upon a certain share price that has not yet been achieved ($2.8 million and $0.1 million at December 31, 2014 and $1.6 million and $0.1 million at December 31, 2013).

(3) Includes the common stock equivalents associated with unvested share awards as well as in-the-money option awards unless they are contingent upon a certain share price that has not yet been achieved. The common stock equivalents (and gross share awards outstanding) were 0.3 million (0.4 million) at December 31, 2014 and 2013.

EXHIBIT B
MMA Capital Management, LLC Reconciliation of Adjusted Balance Sheet December 31, 2014

(in thousands, unaudited)		GAAP Balance Sheet		CFVs			TRS Derivatives Reclassifications (5)		Line Item Reclassifications (6)	Adjusted Balance Sheet
	ASSETS
1	Cash and cash equivalents	$29,619	$	−		$	−	$	−	$29,619
2	Adjusted restricted cash	50,189		(24,186)	(1)		−		−	26,003
3	Adjusted bonds available-for-sale	222,899		−			92,689		−	315,588
4	Adjusted investments in Lower Tier Property Partnerships related to CFVs	231,204		(231,204)	(1)		−		−	−
5	Adjusted investment in SA Fund and SA Partnership	−		−			−		5,689	5,689
6	Adjusted real estate held-for-use, net	18,417		−			−		22,529	40,946
7	Real estate held-for-sale, net	10,145		−			−		−	10,145
8	Investment in preferred stock	31,371		−			−		−	31,371
9	Adjusted other assets	77,848		(10,738)	(2)		(2,382)		(28,218)	36,510
10	Total assets	$671,692		$(266,128)			$90,307	$	−	$495,871
	LIABILITIES AND EQUITY
11	Adjusted debt	$293,489		$(6,712)	(1)		$90,185	$	−	$376,962
12	Adjusted accounts payable and accrued expenses	5,538		−			157		−	5,695
13	Adjusted unfunded equity commitments to Lower Tier Property Partnerships related to CFVs	9,597		(9,597)	(1)		−		−	−
14	Adjusted deferred revenue	−		12,123	(3)		−		2,331	14,454
15	Adjusted other liabilities	41,870		(31,831)	(1)		(35)		(2,331)	7,673
16	Total liabilities	$350,494		$(36,017)			$90,307	$	−	$404,784
	Equity:
17	Adjusted noncontrolling interests in CFVs and IHS	$229,714		$(230,111)	(4)	$	−	$	−	$(397)
	Common shareholders' equity:
18	Adjusted common shares, no par value	35,032		−			(2,504)		−	32,528
19	Adjusted accumulated other comprehensive income	56,452		−			2,504		−	58,956
20	Total common shareholders' equity	91,484		−			−		−	91,484
21	Total equity	321,198		(230,111)			−		−	91,087
22	Total liabilities and equity	$671,692		$(266,128)			$90,307	$	−	$495,871

(1) Each of these adjustments are reflected on the Company's Consolidated Balance Sheets included with the 2014 Annual Report and denoted as balances related to CFVs.

(2) Represents the removal of $11.1 million of other assets related to CFVs as denoted on the Company's Consolidated Balance Sheets, partially offset by other assets attributable to the Company that were eliminated in consolidation of $0.4 million.

(3) Represents deferred revenue attributable to the Company that was eliminated in consolidation (primarily related to unamortized guarantee fees that the Company received in connection with its low income housing tax credit funds ("LIHTC Funds").

(4) Represents the amount of noncontrolling interest attributable to the Company's consolidated LIHTC Funds. It does not include the noncontrolling interest attributable to IHS.

(5) These adjustments reflect the removal of derivative assets and liabilities reported through Other assets and Other liabilities on the Company's Consolidated Balance Sheets associated with Total Return Swaps ("TRS") which finance specific bonds, as well as the addition of these bonds and their related debt. Additionally, the net gains associated with these derivatives have been removed from net gains on assets and derivatives and included within other comprehensive income.

(6) These adjustments represent the reclassification of certain assets and liabilities on the Company's Consolidated Balance Sheets to better align with the Company's Adjusted Balance Sheet.

EXHIBIT B, continued
MMA Capital Management, LLC Reconciliation of Adjusted Balance Sheet December 31, 2013

(in thousands, unaudited)		GAAP Balance Sheet		CFVs			Line Item Reclassifications (7)	Adjusted Balance Sheet
	ASSETS
1	Cash and cash equivalents	$66,794	$	−		$	−	$66,794
2	Adjusted restricted cash	87,903		(52,897)	(1)		−	35,006
3	Adjusted bonds available-for-sale	195,332		47,745	(2)		−	243,077
4	Adjusted investments in Lower Tier Property Partnerships related to CFVs	286,007		(286,007)	(1)		−	−
5	Adjusted SA Fund investments	158,325		(158,325)	(1)		−	−
6	Adjusted investment in SA Fund and SA Partnership	−		3,627	(3)		1,194	4,821
7	Adjusted real estate held-for-use, net	120,576		(102,314)	(1)		6,270	24,532
8	Real estate held-for-sale, net	24,090		−			−	24,090
9	Investment in preferred stock	31,371		−			−	31,371
10	Adjusted other assets	44,960		(19,385)	(4)		(7,464)	18,111
11	Total assets	$1,015,358		$(567,556)		$	−	$447,802
	LIABILITIES AND EQUITY
12	Adjusted debt	$441,963		$(91,602)	(1)	$	−	$350,361
13	Accounts payable and accrued expenses	8,723		−			−	8,723
14	Adjusted unfunded equity commitments to Lower Tier Property Partnerships related to CFVs	13,461		(13,461)	(1)		−	−
15	Adjusted deferred revenue	−		16,711	(5)		2,135	18,846
16	Adjusted other liabilities	12,352		(4,043)	(1)		(2,135)	6,174
17	Total liabilities	$476,499		$(92,395)		$	−	$384,104
	Equity:
18	Adjusted noncontrolling interests in CFVs and IHS	$473,513		$(475,161)	(6)	$	−	$(1,648)
	Common shareholders' equity:
19	Adjusted common shares, no par value	28,687		−			−	28,687
20	Adjusted accumulated other comprehensive income	36,659		−			−	36,659
21	Total common shareholders' equity	65,346		−			−	65,346
22	Total equity	538,859		(475,161)			−	63,698
23	Total liabilities and equity	$1,015,358		$(567,556)		$	−	$447,802

(1) Each of these adjustments are reflected on the Company's Consolidated Balance Sheets included with the 2014 Annual Report and denoted as balances related to CFVs.

(2) Represents the carrying basis of the bonds eliminated in consolidation. This amount excludes $2.5 million of net unrealized gains occurring since consolidation that have not been reflected in the Company's common shareholders' equity given that the Company is required to consolidate and account for the real estate.

(3) Represents the Company's equity investment in the SA Fund that it manages that was eliminated in consolidation.

(4) Represents the removal of $23.7 million of other assets related to CFVs as denoted on the Company's Consolidated Balance Sheets, partially offset by other assets attributable to the Company that were eliminated in consolidation of $4.3 million.

(5) Represents deferred revenue attributable to the Company that was eliminated in consolidation (primarily related to unamortized guarantee fees that the Company received in connection with its LIHTC Funds).

(6) Represents the amount of noncontrolling interest attributable to the Company's consolidated LIHTC Funds, SA Fund and Lower Tier Property Partnerships ("LTPPs"). It does not include the noncontrolling interest attributable to IHS.

(7) These adjustments represent the reclassification of certain assets and liabilities on the Company's Consolidated Balance Sheets to better align with the Company's Adjusted Balance Sheet.

	EXHIBIT C
	MMA Capital Management, LLC GAAP Consolidated Statements of Operations

		For the year ended December 31,
		2014	2013
	Interest income
1	Interest on bonds	$16,493	$37,280
2	Interest on loans and short-term investments	1,114	648
3	Total interest income	17,607	37,928

	Interest expense
4	Bond related debt	2,392	22,996
5	Non-bond related debt	728	1,256
6	Total interest expense	3,120	24,252
7	Net interest income	14,487	13,676

	Non-interest revenue
8	Income on preferred stock investment	5,260	5,260
9	Other income	5,396	2,650
10	Revenue from CFVs	16,494	20,143
11	Total non-interest revenue	27,150	28,053
12	Total revenues, net of interest expense	41,637	41,729

	Operating and other expenses
13	Interest expense	13,776	14,988
14	Salaries and benefits	12,708	12,318
15	General and administrative	3,447	4,699
16	Professional fees	5,372	8,492
17	Other expenses	3,482	8,047
18	Expenses from CFVs	90,435	52,572
19	Total operating and other expenses	129,220	101,116

20	Net gains on assets and derivatives	17,468	78,783
21	Net gains on extinguishment of liabilities	1,899	36,583
22	Net gains due to initial real estate consolidation and foreclosure	2,003	10,895
23	Equity in income (losses) from unconsolidated funds and ventures	6,738	(275)
24	Net gains related to CFVs	15,227	31,795
25	Equity in losses from Lower Tier Property Partnerships of CFVs	(32,730)	(26,609)
26	Net losses due to deconsolidation of CFVs	(23,867)	−
27	Net (loss) income from continuing operations before income taxes	(100,845)	71,785
28	Income tax benefit	45	1,304
29	Income from discontinued operations, net of tax	17,901	26,758
30	Net (loss) income	(82,899)	99,847
	Loss (income) allocable to noncontrolling interests:
31	Income allocable to perpetual preferred shareholders of a subsidiary company	−	(3,714)
	Net losses (income) allocable to noncontrolling interests in CFVs and IHS:
32	Related to continuing operations	100,216	33,024
33	Related to discontinued operations	150	(1,317)
34	Net income to common shareholders	$17,467	$127,840

EXHIBIT D
MMA Capital Management, LLC Reconciliation of Adjusted Statement of Operations December 31, 2014

(in thousands, unaudited)		GAAP Consolidated Statement of Operations	CFVs		TRS Derivatives Reclass (5)	Line Item Reclass (6)	Adjusted Statement of Operations
	Interest income
1	Adjusted interest on bonds	$16,493	$1,526	(1)	$3,493	$185	$21,697
2	Interest on loans and short-term investments	1,114	−		−	(1,114)	−
3	Total interest income	17,607	1,526		3,493	(929)	21,697

	Interest expense
4	Adjusted bond related debt	2,392	−		−	(2,392)	−
5	Adjusted non-bond related debt	728	−		−	(728)	−
6	Total interest expense	3,120	−		−	(3,120)	−
7	Net interest income	14,487	1,526		3,493	2,191	21,697

	Non-interest revenue
8	Income on preferred stock investment	5,260	−		−	−	5,260
9	Adjusted asset management fees	−	4,103	(2)	−	3,580	7,683
10	Adjusted other income	5,396	−		−	(2,466)	2,930
11	Revenue from CFVs	16,494	(16,494)	(3)	−	−	−
12	Total non-interest revenue	27,150	(12,391)		−	1,114	15,873
13	Total revenues, net of interest expense	41,637	(10,865)		3,493	3,305	37,570

	Operating and other expenses
14	Adjusted interest expense	13,776	−		850	3,427	18,053
15	Salaries and benefits	12,708	−		−	(12,708)	−
16	General and administrative	3,447	−		−	(3,447)	−
17	Professional fees	5,372	−		−	(5,372)	−
18	Adjusted other expenses	3,482	−		−	20,112	23,594
19	Expenses from CFVs	90,435	(90,435)	(3)	−	−	−
20	Total operating and other expenses	129,220	(90,435)		850	2,012	41,647

EXHIBIT D, continued

(in thousands, unaudited)		GAAP Consolidated Statement of Operations	CFVs		TRS Derivatives Reclass (5)	Line Item Reclass (6)	Adjusted Statement of Operations
21	Net gains on assets and derivatives	17,468	−		(5,147)	18,010	30,331
22	Net gains on extinguishment of liabilities	1,899	−		−	−	1,899
23	Net gains due to initial real estate consolidation and foreclosure	2,003	−		−	−	2,003
24	Equity in income from unconsolidated funds and ventures	6,738	−		−	(6,738)	−
25	Adjusted other net losses	−	(5, 350)	(4)	−	5,699	349
26	Net gains related to CFVs	15,227	(15,227)	(3)	−	−	−
27	Equity in losses from Lower Tier Property Partnerships of CFVs	(32,730)	32,730	(3)	−	−	−
28	Net losses due to deconsolidation of CFVs	(23,867)	8,417		−	−	(15,450)
29	Net (loss) income from continuing operations before income taxes	(100,845)	100,140		(2,504)	18,264	15,055
30	Income tax benefit	45	−		−	(137)	(92)
31	Income from discontinued operations, net of tax	17,901	−		−	(17,901)	−
32	Net (loss) income	(82,899)	100,140		(2,504)	226	14,963
	Loss allocable to noncontrolling interests:
	Net losses (income) allocable to noncontrolling interests in CFVs and IHS:
33	Related to continuing operations	100,216	(100,140)		−	(76)	−
34	Related to discontinued operations	150	−		−	(150)	−
35	Net income to common shareholders	$17,467	−		(2,504)	−	14,963

(1) Represents interest income on bonds primarily attributable to bonds eliminated in consolidation and recognized through an allocation of income.

(2) Represents asset management fees associated with SA Fund eliminated in consolidation and recognized through an allocation of income.

(3) Each of these adjustments are reflected on the Company's Consolidated Statement of Operations on Exhibit C and denoted as activity related to CFVs.

(4) Represents net losses associated with CFVs eliminated in consolidation and recognized through an allocation of income primarily driven by equity in losses from LTPPs.

(5) These adjustments reflect the removal of derivative net gains reported through Net gains on assets and derivatives on the Company's Consolidated Income Statement associated with TRS which finance specific bonds. Additionally, the net gains associated with these derivatives have been removed from net gains on assets and derivatives and included within accumulated other comprehensive income on the Adjusted Balance Sheet.

(6) These adjustments represent the reclassification of certain income and expenses on the Company's Consolidated Statements of Operations to better align with the Company's Adjusted Statement of Operations.

EXHIBIT D, continued
MMA Capital Management, LLC Reconciliation of Adjusted Statement of Operations December 31, 2013

(in thousands, unaudited)		GAAP Consolidated Statement of Operations	CFVs		Line Item Reclass (6)	Adjusted Statement of Operations
	Interest income
1	Adjusted interest on bonds	$37,280	$2,149	(1)	$1,338	$40,767
2	Interest on loans and short-term investments	648	−		(648)	−
3	Total interest income	37,928	2,149		690	40,767

	Interest expense
4	Adjusted bond related debt	22,996	−		(22,996)	−
5	Adjusted non-bond related debt	1,256	−		(1,256)	−
6	Total interest expense	24,252	−		(24,252)	−
7	Net interest income	13,676	2,149		24,942	40,767

	Non-interest revenue
8	Income on preferred stock investment	5,260	−		−	5,260
9	Adjusted asset management fees	−	4,556	(2)	931	5,487
10	Adjusted other income	2,650	−		(283)	2,367
11	Revenue from CFVs	20,143	(20,143)	(3)	−	−
12	Total non-interest revenue	28,053	(15,587)		648	13,114
13	Total revenues, net of interest expense	41,729	(13,438)		25,590	53,881

	Operating and other expenses
14	Adjusted interest expense	14,988			28,753	43,741
15	Salaries and benefits	12,318			(12,318)	−
16	General and administrative	4,699			(4,699)	−
17	Professional fees	8,492			(8,492)	−
18	Adjusted other expenses	8,047			21,001	29,048
19	Expenses from CFVs	52,572	(52,572)	(3)	−	−
20	Total operating and other expenses	101,116	(52,572)		24,245	72,789

EXHIBIT D, continued

(in thousands, unaudited)		GAAP Consolidated Statement of Operations	CFVs		Line Item Reclass (5)	Adjusted Statement of Operations
21	Adjusted net gains on assets and derivatives	78,783	−		24,198	102,981
22	Net gains on extinguishment of liabilities	36,583	−		−	36,583
23	Net gains due to initial real estate consolidation and foreclosure	10,895	−		−	10,895
24	Equity in losses from unconsolidated funds and ventures	(275)	−		275	−
25	Adjusted other net losses	−	(1,614)	(4)	(3,401)	(5,015)
26	Net gains related to CFVs	31,795	(31,795)	(3)	−	−
27	Equity in losses from Lower Tier Property Partnerships of CFVs	(26,609)	26,609	(3)	−	−
28	Net (loss) income from continuing operations before income taxes	71,785	32,334		22,417	126,536
29	Income tax benefit	1,304	−		−	1,304
30	Income from discontinued operations, net of tax	26,758	−		(26,758)	−
31	Net income	99,847	32,334		(4,341)	127,840
	Income allocable to noncontrolling interests:
32	Income allocable to perpetual preferred shareholders of a subsidiary company	(3,714)	−		3,714	−
	Net losses (income) allocable to noncontrolling interests in CFVs and IHS:
33	Related to continuing operations	33,024	(32,334)	(3)	(690)	−
34	Related to discontinued operations	(1,317)	−		1,317	−
35	Net income to common shareholders	$127,840	−		−	127,840

(1) Represents interest income on bonds primarily attributable to bonds eliminated in consolidation and recognized through an allocation of income.

(2) Represents asset management fees associated with SA Fund eliminated in consolidation and recognized through an allocation of income.

(3) Each of these adjustments are reflected on the Company's Consolidated Statement of Operations on Exhibit C and denoted as activity related to CFVs.

(4) Represents net losses associated with CFVs eliminated in consolidation and recognized through an allocation of income primarily driven by equity in losses from LTPPs.

(5) These adjustments represent the reclassification of certain income and expenses on the Company's Consolidated Statements of Operations to better align with the Company's Adjusted Statement of Operations.

EXHIBIT E
MMA Capital Management, LLC Adjusted Balance Sheets (unaudited)

(in thousands, except per share data)		Adjusted Balance Sheet December 31, 2014	Adjusted Balance Sheet December 31, 2013
	ASSETS
1	Cash and cash equivalents	$29,619	$66,794
2	Adjusted restricted cash(1)	26,003	35,006
3	Adjusted bonds available-for-sale(1)	315,588	243,077
4	Adjusted investment in SA Fund and SA Partnership(1)	5,689	4,821
5	Adjusted real estate held-for-use, net(1)	40,946	24,532
6	Real estate held-for-sale, net	10,145	24,090
7	Investment in preferred stock	31,371	31,371
8	Adjusted other assets(1)	36,510	18,111
9	Total assets	$495,871	$447,802
	LIABILITIES AND EQUITY
10	Adjusted debt(1)	$376,962	$350,361
11	Adjusted accounts payable and accrued expenses	5,695	8,723
12	Adjusted deferred revenue(1)	14,454	18,846
13	Adjusted other liabilities(1)	7,673	6,174
14	Total liabilities	$404,784	$384,104
	Equity:
15	Adjusted noncontrolling interests in CFVs and IHS(1)	$(397)	$(1,648)
	Common shareholders' equity:
16	Adjusted common shares, no par value(1)	32,528	28,687
17	Adjusted accumulated other comprehensive income(1)	58,956	36,659
18	Total common shareholders' equity	91,484	65,346
19	Total equity	91,087	63,698
20	Total liabilities and equity	$495,871	$447,802
	Common shareholders' equity per share
21	Total common shareholders' equity	$91,484	$65,346
22	Common shares outstanding(2)	7,228	8,112
23	Common shareholders' equity per common share	$12.66	$8.06
	Fully diluted common shareholders' equity per share
24	Diluted common shareholders' equity(3)	$94,448	$67,046
25	Diluted common shares outstanding(4)	7,547	8,412
26	Fully diluted common shareholders' equity per common share	$12.51	$7.97

(1) Indicates a non-GAAP financial measure. See Exhibit B for a reconciliation between the Adjusted Balance Sheet at December 31, 2014 and 2013, as presented above, and the Consolidated Balance Sheets included with the Company's 2014 Annual Report. Rows not indicated by the footnote reflect amounts as presented on the Company's Consolidated Balance Sheets included with the Company's 2014 Annual Report.

(2) Includes shares issued and outstanding as well as non-employee directors' and employee vested deferred shares.

(3) Excludes the Company's liability for options and deferred shares held by employees unless they are contingent upon a certain share price that has not yet been achieved ($2.8 million and $0.1 million at December 31, 2014 and $1.6 million and $0.1 million at December 31, 2013).

(4) Includes the common stock equivalents associated with unvested share awards as well as in-the-money option awards unless they are contingent upon a certain share price that has not yet been achieved. The common stock equivalents (and gross share awards outstanding) were 0.3 million (0.4 million) at December 31, 2014 and 2013.

EXHIBIT F
MMA Capital Management, LLC
Adjusted Statements of Comprehensive Income

		For the year ended December 31,
	(in thousands, unaudited)	2014	2013
1	Adjusted bond interest income(1)	$21,697	$40,767
2	Income on preferred stock investment	5,260	5,260
3	Adjusted asset management fees (1)	7,683	5,487
4	Adjusted other income(1)	2,930	2,367
5	Total income	37,570	53,881

6	Adjusted interest expense(1)	(18,053)	(43,741)
7	Adjusted operating expenses(1)	(23,594)	(29,048)
8	Total expense	(41,647)	(72,789)

9	Adjusted net gains on assets and derivatives(1)	30,331	102,981
10	Net gains on extinguishment of liabilities	1,899	36,583
11	Net gains due to real estate consolidation and foreclosure	2,003	10,895
12	Adjusted other net income (losses) (1)	349	(5,015)
13	Net losses due to deconsolidation of CFVs	(15,450)	−
14	Adjusted income tax (expense) benefit(1)	(92)	1,304
15	Net income to common shareholders	$14,963	$127,840

16	Adjusted total other comprehensive income (loss) to common shareholders(1)	22,297	(102,028)
17	Comprehensive income to common shareholders	$37,260	$25,812

(1) Indicates a non-GAAP financial measure. See Exhibit D for a reconciliation between the adjusted measures presented above and the Consolidated Statements of Operations included with the Company's 2014 Annual Report.

CONTACT: Brooks Martin, Investor Relations, (855) 650-6932